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                                                                    Exhibit 23.3

                                   CONSENT OF
                       MORGAN STANLEY & CO. INCORPORATED

                                                                   July 31, 1997

Burlington Resources Inc.
5051 Westheimer
Houston, TX 77056

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of Burlington Resources Inc. ("BR") on Form S-4, with respect to the shares of common stock, par value $0.01 per share, of BR, of our opinion letter appearing as Exhibit 5.2 to the Joint Proxy Statement/Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Joint Proxy Statement/Prospectus within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:     /s/ STEPHEN R. MUNGER

                                            ------------------------------------
                                            Stephen R. Munger
                                            Managing Director